Exhibit 1.01

Quanta Services, Inc.

Conflict Minerals Report

(for the Year Ended December 31, 2024)

This Conflict Minerals Report for Quanta Services, Inc. (the “Company,” “Quanta,” “we” or “our”) for the calendar year ended December 31, 2024 is filed in compliance with the reporting requirements of Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended. Certain terms included in this Conflict Minerals Report are defined within Rule 13p-1 and Release No. 34-67716 issued by the Securities and Exchange Commission (the “SEC”) on August 22, 2012. Therefore, please refer to those sources for such definitions. A copy of this Conflict Minerals Report can be found on our website at www.quantaservices.com.

I.	Applicability of Rule 13p-1

For the calendar year ended December 31, 2024, the Company determined that certain of our subsidiaries were subject to Rule 13p-1 as a result of manufacturing or contracting to manufacture products for sale to third parties reasonably believed to contain tin, tantalum, tungsten and/or gold (the “Conflict Minerals”), where such Conflict Minerals are necessary to the functionality or production of such products.

II.	Reasonable Country of Origin Inquiry

The Company does not source any Conflict Minerals used in the production of its products directly from any smelters or refiners. However, we identified 38 suppliers from whom we may have purchased components containing necessary Conflict Minerals (the “Subject Suppliers”). After identifying this group, we conducted a reasonable country of origin inquiry (“RCOI”) to determine whether any of the Conflict Minerals used in the production of our products originated in the Democratic Republic of the Congo or an adjoining country or whether they came from recycled or scrap sources. The Company and our third-party conflict minerals service provider engaged in a systematic outreach to all Subject Suppliers, utilizing the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”) to request confirmation of the presence of Conflict Minerals in the raw materials or components they supplied to the Company and information regarding the country and facility of origin of any such Conflict Minerals. Specifically, our efforts included sending to each Subject Supplier an initial communication containing the CMRT and providing access to an engagement portal with various educational resources intended to facilitate their understanding of the RCOI process and the CMRT questions. Further, if a Subject Supplier was unable to provide a completed CMRT, other suppliers in the supply chain were engaged in an effort to establish a chain of custody to the smelter or refiner.

After establishing an initial deadline for return of completed CMRTs, several follow-up requests were sent to non-responsive Subject Suppliers. We ultimately received responses from a portion of the Subject Suppliers, certain of which indicated one or more Conflict Minerals was necessary to the functionality or production of the products they supplied to the Company. The responses were evaluated for plausibility, consistency and missing information, and additional information was requested as needed to clarify any imprecise responses. The smelter and refiner information collected was compared against our service provider’s smelter/refiner database, which contains companies that are known metal processors, companies that are exclusive recyclers, countries of origin for certain mines, and conflict-free certification status for certain smelters and refiners.

Based on the results of our RCOI, we have reason to believe that the Conflict Minerals necessary to one or more of the Company’s products may have originated within the Democratic Republic of the Congo or an adjoining country and are not from recycled or scrap sources. As such, we conducted further due diligence as described below.

III.	Due Diligence Measures Performed

The Company’s due diligence program was designed based on the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”), an internationally recognized due diligence framework. As an initial step in our program, we established an internal reporting process to identify the presence of Conflict Minerals within Quanta’s products and supply chain and to determine the applicability of Rule 13p-1.

Additionally, as mentioned above, we engaged a third-party conflict minerals service provider to identify and assess risk in our supply chain and to compile and review available information on smelters and refiners in our supply chain. We utilized the CMRT as a preliminary means to identify the smelters and refiners in our supply chain. Based on the responses we received from the Subject Suppliers, we determined that approximately 15% of the verified smelters and refiners required further diligence on the source and chain of custody of the Conflict Minerals they processed. This determination was based on responses indicating that a Subject Supplier or its supply chain was known or thought to source Conflict Minerals from the Democratic Republic of the Congo or an adjoining country or that Conflict Minerals were sourced from countries which are not known to have reserves.

After establishing the smelters and refiners in our supply chain, we sought to determine those that are certified as conflict-free. To make this determination we relied on internationally accepted audit standards, including the Responsible Minerals Assurance Process, the London Bullion Market Association of Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification. If a smelter or refiner was not certified by such a standard, further steps were taken to obtain information about its sourcing practices, including countries of origin and transfer, and to determine whether the smelter or refiner maintains internal due diligence procedures or other processes that track the chain of custody of its minerals. In these respects, our third-party conflict minerals service provider reviewed whether the facility has a documented, effective and communicated conflict-free policy, whether the facility has an accounting system to support a mass balance of materials processed, and whether the facility retains traceability documentation. To obtain this information our service provider made up to three attempts to contact each smelter or refiner and reviewed publicly available information.

On an annual basis, we plan to review the risks identified in our supply chain and respond to such risks as necessary. We also produce this annual Conflict Minerals Report, which describes our supply chain due diligence processes and findings in detail and is filed with the SEC and posted on our website at www.quantaservices.com.

IV.	Independent Private Sector Audit and Risk Mitigation

In accordance with the guidance provided in the SEC’s Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, issued April 29, 2014, this Conflict Minerals Report was not audited by an independent private sector auditor.

With respect to the products we manufacture or contract to manufacture for sale to third parties that are reasonably believed to contain Conflict Minerals (described in further detail below), we plan to complete the following steps to mitigate the risk that such Conflict Minerals directly or indirectly finance or benefit armed groups: continue to assess the presence of Conflict Minerals in our supply chain; continue to engage our direct suppliers with annual requests for Conflict Minerals reporting information, targeting a higher response rate; and if ultimately required, conduct an audit of our Conflict Minerals due diligence measures to determine whether they conform, in all material respects, to the criteria set forth in the OECD Framework.

V.	Results of Due Diligence Performed and Product Description

After completion of our due diligence process for the calendar year ended December 31, 2024, we determined that certain of our necessary Conflict Minerals did not originate in the Democratic Republic of the Congo or an adjoining country or originated from recycled or scrap sources. However, we were unable to obtain sufficient information to fully identify all the processing facilities utilized to produce our necessary Conflict Minerals or all the countries of origin of our necessary Conflict Minerals.

We are a leading provider of comprehensive infrastructure solutions for the electric and gas utility, renewable energy, technology, communications, pipeline and energy industries, providing services for infrastructure within each of those industries. While substantially all of our revenues are attributable to the performance of these services for our customers, we do manufacture a limited range of products for use within the industries in which we operate. The products we manufacture or contract to manufacture for sale to third parties that are reasonably believed to contain Conflict Minerals include TransBanker® transformer training labs, which are mobile or stationary training labs that are used to train electrical lineworkers, and certain life support equipment utilized in the catalyst handling industry. The Conflict Minerals are predominantly utilized in electrical and electronic components within these products (e.g., fused disconnects, electric meters, gang switches, electronic controls, and computer and television monitors). Our efforts to determine the mine or location of origin of the necessary Conflict Minerals are set forth above under Due Diligence Measures Performed. Set forth below are the processing facilities and countries of origin that the Company has been able to confirm based on the information provided by our Subject Suppliers and our subsequent due diligence.

Because Quanta is a downstream user of Conflict Minerals, we must rely on the representations and information provided by our Subject Suppliers and other third parties within our supply chain. As a result, incomplete or inaccurate information provided by the Subject Suppliers or by a smelter or refiner could affect the accuracy or completeness of the information set forth below or other information contained in this Conflict Minerals Report. Additionally, Quanta does not source directly from processing facilities and due to the over-reporting nature of the industry CMRT information collection process, and highly-attenuated nature of our global supply chains, we are unable to confirm whether certain entities or countries of origin were or are in our supply chain. Our third-party conflict minerals service provider provided Quanta with a list of potential countries of origin, which includes all potential countries of origin compiled from responses provided by the Subject Suppliers.

Processing Facilities

Processing Facility Name	Conflict Mineral(s)	Processing Facility Name	Conflict Mineral(s)
5D Production OU	Tantalum	Asia Tungsten Products Vietnam Ltd.*	Tungsten
8853 S.p.A.*	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold
A.L.M.T. TUNGSTEN Corp.*	Tungsten	Attero Recycling Pvt Ltd	Gold
ABC Refinery Pty Ltd.*	Gold	AU Traders and Refiners	Gold
Abington Reldan Metals, LLC*	Gold	Augmont Enterprises Private Limited	Gold
ACL Metais Eireli	Tungsten	Aurubis AG*	Gold
Advanced Chemical Company*	Gold	Aurubis Beerse*	Tin
African Gold Refinery	Gold	Aurubis Berango*	Tin
Agosi AG*	Gold	Bangalore Refinery*	Gold
Aida Chemical Industries Co., Ltd.*	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Gold
Al Etihad Gold Refinery DMCC*	Gold	Boliden Ronnskar*	Gold
Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Tungsten	C. Hafner GmbH + Co. KG*	Gold
Albino Mountinho Lda.	Gold	Caridad	Gold
Alexy Metals	Gold	CCR Refinery - Glencore Canada Corporation*	Gold
Almalyk Mining and Metallurgical Complex (AMMC) *	Gold	Cendres + Métaux S.A.*	Gold
Alpha Assembly Solutions Inc*	Tin	CGR Metalloys Pvt Ltd.	Gold
AMG Brasil*	Tantalum	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	Tin
An Vinh Joint Stock Mineral Processing Company	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	Tin
AngloGold Ashanti Corrego do Sitio Mineracao*	Gold	Chimet S.p.A.*	Gold
Argor-Heraeus S.A.*	Gold	China Molybdenum Tungsten Co., Ltd.*	Tungsten
Artek LLC	Tungsten	China Tin Group Co., Ltd.*	Tin
ASAHI METALFINE, Inc.*	Gold	Chongyi Zhangyuan Tungsten Co., Ltd.*	Tungsten
Asahi Refining Canada Ltd.*	Gold	Chugai Mining*	Gold
Asahi Refining USA Inc.*	Gold	CNMC (Guangxi) PGMA Co., Ltd.	Tungsten
Asaka Riken Co., Ltd.*	Gold	Coimpa Industrial LTDA*	Gold

Processing Facility Name	Conflict Mineral(s)	Processing Facility Name	Conflict Mineral(s)
CRM Fundicao De Metais E Comercio De Equipamentos Electronicos Do Brasil Ltda*	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	Tin
CRM Synergies*	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin
Cronimet Brasil Ltda*	Tungsten	Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin
CV Ayi Jaya*	Tin	GG Refinery Ltd.*	Gold
CV Venus Inti Perkasa*	Tin	GGC Gujrat Gold Centre Pvt. Ltd.	Gold
D Block Metals, LLC*	Tantalum	Global Advanced Metals Aizu*	Tantalum
Daye Non-Ferrous Metals Mining Ltd.*	Gold	Global Advanced Metals Boyertown*	Tantalum
Degussa Sonne / Mond Goldhandel GmbH	Gold	Global Advanced Metals Greenbushes Pty Ltd.*	Tin
Dijlah Gold Refinery FZC	Gold	Global Tungsten & Powders LLC*	Tungsten
Dongguan CiEXPO Environmental Engineering Co., Ltd.	Tin	Gold by Gold Columbia*	Gold
DONGKUK INDUSTRIES CO., LTD.	Tungsten	Gold Coast Refinery	Gold
Dongwu Gold Group*	Gold	Great Wall Precious Metals Co., Ltd. of CBPM*	Gold
Dowa*	Gold	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	Tin
	Tin	Guangdong Jinding Gold Limited	Gold
DS Myanmar*	Tin	Guangdong Rising Rare Metals-EO Materials Ltd.*	Tantalum
DSC (Do Sung Corporation)*	Gold	Guangdong Xianglu Tungsten Co., Ltd.*	Tungsten
Eco-System Recycling Co., Ltd. East Plant*	Gold	Guoda Safina High-Tech Environmental Refinery
Eco-System Recycling Co., Ltd. North Plant*	Gold	Co., Ltd.	Gold
Eco-System Recycling Co., Ltd. West Plant*	Gold	H.C. Starck Tungsten GmbH*	Tungsten
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin	Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold
Elite Industech Co., Ltd.*	Gold	HANNAE FOR T Co., Ltd.	Tungsten
EM Vinto*	Tin	Heimerle + Meule GmbH* Hengyang King Xing Lifeng New Materials Co., Ltd.*	Gold
Emerald Jewel Industry India Limited (Unit 1)	Gold		Tantalum
Emerald Jewel Industry India Limited (Unit 2)	Gold	Heraeus Germany GmbH Co. KG*	Gold
Emerald Jewel Industry India Limited (Unit 3)	Gold	Heraeus Metals Hong Kong Ltd.*	Gold
Emerald Jewel Industry India Limited (Unit 4)	Gold	Hubei Green Tungsten Co., Ltd.*	Tungsten
Emirates Gold DMCC	Gold	HuiChang Hill Tin Industry Co., Ltd.*	Tin
Estanho de Rondônia S.A.*	Tin	Hunan Chenzhou Mining Co., Ltd.	Gold
F&X Electro-Materials Ltd.*	Tantalum	Hunan Chenzhou Mining Co., Ltd.*	Tungsten
Fabrica Auricchio Industria e Comercio Ltda.	Tin	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Gold
Fenix Metals*	Tin	Hunan Jintai New Material Co., Ltd.	Tungsten
Fidelity Printers and Refiners Ltd.	Gold	Hunan Shizhuyuan Nonferrous Metals Co., Ltd.	Tungsten
FIR Metals & Resource Ltd.*	Tantalum	Chenzhou Tungsten Products Branch*
Fujairah Gold FZC	Gold	HwaSeong CJ Co., Ltd.	Gold
Fujian Xinlu Tungsten Co., Ltd.*	Tungsten	Hydrometallurg, JSC	Tungsten
Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	Tungsten	Impala Platinum - Base Metal Refinery (BMR)*	Gold
Ganzhou Seadragon W & Mo Co., Ltd.*	Tungsten	Impala Platinum - Platinum Metals Refinery (PMR)*	Gold
Gejiu City Fuxiang Industry and Trade Co., Ltd.	Tin	Impala Platinum - Rustenburg Smelter*	Gold
Gejiu Kai Meng Industry and Trade LLC	Tin	Inca One (Chala One Plant)	Gold
		Inca One (Koricancha Plant)	Gold

Processing Facility Name	Conflict Mineral(s)	Processing Facility Name	Conflict Mineral(s)
Industrial Refining Company	Gold	KGHM Polska Miedź Spółka Akcyjna*	Gold
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	Gold	Kojima Chemicals Co., Ltd.*	Gold
International Precious Metal Refiners*	Gold	Korea Zinc Co., Ltd.*	Gold
Ishifuku Metal Industry Co., Ltd.*	Gold	Kundan Care Products Ltd.	Gold
Istanbul Gold Refinery*	Gold	Kyrgyzaltyn JSC*	Gold
Italpreziosi*	Gold	Kyshtym Copper-Electrolytic Plant ZAO	Gold
JALAN & Company	Gold	L’azurde Company For Jewelry	Gold
Japan Mint*	Gold	Lianyou Metals Co., Ltd.*	Tungsten
Japan New Metals Co., Ltd.*	Tungsten	Lianyou Resources Co., Ltd.*	Tungsten
Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	Tungsten	Lingbao Gold Co., Ltd.	Gold
Jiangxi Copper Co., Ltd.*	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	Tantalum	LLC Vostok	Tungsten
Jiangxi Gan Bei Tungsten Co., Ltd.*	Tungsten	Longnan Chuangyue Environmental Protection
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Tungsten	Technology Development Co., Ltd	Tin
Jiangxi New Nanshan Technology Ltd.*	Tin	L’Orfebre S.A.	Gold
Jiangxi Suns Nonferrous Materials Co. Ltd.*	Tantalum	LS MnM Inc.*	Gold
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	Tungsten	LT Metal Ltd.*	Gold
Jiangxi Tuohong New Raw Material*	Tantalum	Luna Smelter, Ltd.*	Tin
Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	Tungsten	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold
Jiangxi Yaosheng Tungsten Co., Ltd.*	Tungsten	Ma’anshan Weitai Tin Co., Ltd.	Tin
JiuJiang JinXin Nonferrous Metals Co., Ltd.*	Tantalum	Magnu’s Minerais Metais e Ligas Ltda.*	Tin
Jiujang Tanbre Co., Ltd.*	Tantalum	MALAMET SMELTING SDN. BHD.	Tungsten
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	Tantalum	Malaysia Smelting Corporation (MSC)*	Tin
JSC “Kirovgrad Hard Alloys Plant”	Tungsten	Malaysia Smelting Corporation Berhad (Port Klang)*	Tin
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	Malipo Haiyu Tungsten Co., Ltd.*	Tungsten
JSC Novosibirsk Refinery	Gold	Marsam Metals	Gold
JSC Uralelectromed	Gold	Masan High-Tech Materials*	Tungsten
JX Advanced Metals Corporation*	Gold	Materion*	Gold
K.A. Rasmussen	Gold	Materion Newton Inc.*	Tantalum
Kaloti Precious Metals	Gold	Matsuda Sangyo Co., Ltd.*	Gold
Kazakhmys Smelting LLC	Gold	MD Overseas	Gold
Kazzinc*	Gold	Melt Metais e Ligas S.A.*	Tin
KEMET de Mexico*	Tantalum	Metal Concentrators SA (Pty) Ltd.*	Gold
KENEE MINING VIETNAM COMPANY LIMITED*	Tungsten	Metallic Resources, Inc.*	Tin
Kennametal Fallon*	Tungsten	Metallix Refining Inc.	Gold
Kennametal Huntsville*	Tungsten	Metallurgical Products India Pvt., Ltd.*	Tantalum
Kennecott Utah Copper LLC*	Gold	Metalor Technologies (Hong Kong) Ltd.*	Gold
		Metalor Technologies (Singapore) Pte., Ltd.*	Gold
		Metalor Technologies (Suzhou) Ltd.*	Gold
		Metalor Technologies S.A.*	Gold

Processing Facility Name	Conflict Mineral(s)	Processing Facility Name	Conflict Mineral(s)
Metalor USA Refining Corporation*	Gold	Philippine Bonway Manufacturing Industrial Corporation*	Tungsten
Metalurgica Met-Mex Penoles, S.A. De C.V.*	Gold	Philippine Carreytech Metal Corp.*	Tungsten
Mineração Taboca S.A.*	Tantalum
	Tin	Philippine Chuangxin Industrial Co., Inc.*	Tungsten
Mining Minerals Resources SARL*	Tin	Planta Recuperadora de Metales SpA*	Gold
Minsur*	Tin	Pongpipat Company Limited	Tin
Mitsubishi Materials Corporation*	Gold	PowerX Ltd.*	Tantalum
Tin
Mitsui Mining & Smelting Co., Ltd.*	Gold	Precious Minerals and Smelting Limited	Tin
	Tantalum	Prioksky Plant of Non-Ferrous Metals	Gold
MKS PAMP SA*	Gold	PT Aneka Tambang (Persero) Tbk*	Gold
MMTC-PAMP India Pvt., Ltd.*	Gold	PT Aries Kencana Sejahtera*	Tin
Modeltech Sdn Bhd	Gold
	Tin	PT Artha Cipta Langgeng*	Tin
Moliren Ltd.	Tungsten	PT ATD Makmur Mandiri Jaya*	Tin
Morris and Watson	Gold	PT Babel Inti Perkasa*	Tin
Moscow Special Alloys Processing Plant	Gold	PT Babel Surya Alam Lestari*	Tin
Nadir Metal Rafineri San. Ve Tic. A.Ş.*	Gold	PT Bangka Prima Tin*	Tin
Nam Viet Cromit Joint Stock Company	Tungsten	PT Bangka Serumpun*	Tin
Navoi Mining and Metallurgical Combinat*	Gold	PT Bangka Tin Industry*	Tin
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	PT Belitung Industri Sejahtera*	Tin
NH Recytech Company*	Gold	PT Bukit Timah*	Tin
Niagara Refining LLC*	Tungsten	PT Cipta Persada Mulia*	Tin
Nihon Material Co., Ltd.*	Gold	PT Masbro Alam Stania*	Tin
Ningxia Orient Tantalum Industry Co., Ltd.*	Tantalum	PT Menara Cipta Mulia*	Tin
NOBLE METAL SERVICES	Gold	PT Mitra Graha Raya	Tin
Novosibrisk Tin Combine	Tin	PT Mitra Stania Prima*	Tin
NPM Silmet AS*	Tantalum	PT Mitra Sukses Globalindo*	Tin
NPP Tyazhmetprom LLC	Tungsten	PT Panca Mega Persada	Tin
O.M. Manufacturing (Thailand) Co., Ltd.*	Tin	PT Premium Tin Indonesia*	Tin
O.M. Manufacturing Philippines, Inc.*	Tin	PT Prima Timah Utama*	Tin
Ögussa Österreichische Gold- und Silber- Scheideanstalt GmbH*	Gold	PT Putera Sarana Shakti (PT PSS)*	Tin
Ohura Precious Metal Industry Co., Ltd.*	Gold	PT Rajawali Rimba Perkasa*	Tin
OJSC “The Gulidov Krasnoyarsk Non-Ferrous	Gold	PT Rajehan Ariq*	Tin
Metals Plant” (OJSC Krastsvetmet)		PT Refined Bangka Tin*	Tin
OOO “Technolom” 1	Tungsten	PT Sariwiguna Binasentosa*	Tin
OOO “Technolom” 2	Tungsten	PT Sukses Inti Makmur*	Tin
Operaciones Metalurgicas S.A.*	Tin	PT Timah Nusantara*	Tin
Pease & Curren	Gold	PT Timah Tbk Kundur*	Tin
Penglai Penggang Gold Industry Co., Ltd.	Gold	PT Timah Tbk Mentok*	Tin
		PT Tinindo Inter Nusa*	Tin
		PT Tirus Putra Mandiri	Tin

Processing Facility Name	Conflict Mineral(s)	Processing Facility Name	Conflict Mineral(s)
PT Tommy Utama*	Tin	State Research Institute Center for Physical Sciences and Technology	Gold
PX Precinox S.A.*	Gold	Sudan Gold Refinery	Gold
QG Refining, LLC	Gold	Sumitomo Metal Mining Co., Ltd.*	Gold
QuantumClean*	Tantalum	SungEel HiMetal Co., Ltd.*	Gold
Rand Refinery (Pty) Ltd.*	Gold	Super Dragon Technology Co., Ltd.	Gold
Refinery of Seemine Gold Co., Ltd.	Gold	Super Ligas*	Tin
REMONDIS PMR B.V.*	Gold	T.C.A S.p.A*	Gold
Resind Indústria e Comércio Ltda.*	Tantalum	Takehara PVD Materials Plant / PVD Materials
	Tin	Division of MITSUI MINING & SMELTING CO., LTD.*	Tin
RFH Yancheng Jinye New Material Technology Co., Ltd.*	Tantalum
RIKAYAA GREENTECH PRIVATE LIMITED	Tin	Taki Chemical Co., Ltd.*	Tantalum
Royal Canadian Mint*	Gold	Tanaka Kikinzoku Kogyo K.K.*	Gold
Rui Da Hung*	Tin	TANIOBIS Co., Ltd.*	Tantalum
SAAMP*	Gold	TANIOBIS GmbH*	Tantalum
Sabin Metal Corp.	Gold	TANIOBIS Japan Co., Ltd.*	Tantalum
		TANIOBIS Smelting GmbH & Co. KG*	Tantalum
Safimet S.p.A*	Gold		Tungsten
SAFINA A.S.*	Gold	Telex Metals*	Tantalum
Sai Refinery	Gold	Thaisarco*	Tin
Sam Precious Metals FZ-LLC*	Gold	Tin Smelting Branch of Yunnan Tin Co., Ltd.*	Tin
Samduck Precious Metals	Gold	Tin Technology & Refining*	Tin
SAMWON METALS Corp.	Gold	Tokuriki Honten Co., Ltd.*	Gold
SEMPSA Joyería Platería S.A.*	Gold	TongLing Nonferrous Metals Group Co., Ltd.	Gold
Shandong Gold Smelting Co., Ltd.*	Gold	TOO Tau-Ken-Altyn*	Gold
Shandong Humon Smelting Co., Ltd.	Gold	Torecom	Gold
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold	Tungsten Vietnam Joint Stock Company*	Tungsten
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	Gold	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin
Shenzhen CuiLu Gold Co., Ltd.*	Gold	Ulba Metallurgical Plant JSC*	Tantalum
SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	Gold	Umicore Precious Metals Thailand	Gold
Shenzhen Zhonghenglong Real Industry Co., Ltd.	Gold	Umicore S.A. Business Unit Precious Metals Refining*	Gold
Shinwon Tungsten (Fujian Shanghang) Co., Ltd.*	Tungsten	Unecha Refractory Metals Plant	Tungsten
Shirpur Gold Refinery Ltd.	Gold	United Precious Metal Refining, Inc.*	Gold
Sichuan Tianze Precious Metals Co., Ltd.*	Gold	Valcambi S.A.*	Gold
		VQB Mineral and Trading Group JSC	Tin
Singway Technology Co., Ltd.	Gold	WEEEREFINING*	Gold
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	Western Australian Mint (T/a The Perth Mint)*	Gold
Solar Applied Materials Technology Corp.*	Gold	White Solder Metalurgia e Mineração Ltda.*	Tin
Solikamsk Magnesium Works OAO	Tantalum	WIELAND Edelmetalle GmbH*	Gold
Sovereign Metals	Gold	Wolfram Bergbau und Hütten AG*	Tungsten

Processing Facility Name	Conflict Mineral(s)
Woodcross Smelting Company Limited*	Tin
Xiamen Tungsten (H.C.) Co., Ltd.*	Tungsten
Xiamen Tungsten Co., Ltd.*	Tungsten
XIMEI RESOURCES (GUANDONG) LIMITED*	Tantalum
XinXing Haorong Electronic Material Co., Ltd.*	Tantalum
Yamakin Co., Ltd.*	Gold
Yanling Jincheng Tantalum & Niobium Co., Ltd.*	Tantalum
Yokohama Metal Co., Ltd.*	Gold
YUDU ANSHENG TUNGSTEN CO., LTD.	Tungsten
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	Tin
Yunnan Copper Industry Co., Ltd.	Gold
Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	Tin
Zhongyuan Gold Smelter of Zhongjin Gold
Corporation*	Gold
Zijin Mining Group Gold Smelting Co. Ltd.*	Gold

*

Smelter certified as conflict-free by the Responsible Minerals Assurance Process, the London Bullion Market Association Good Delivery Program and /or the Responsible Jewellery Council Chain-of-Custody Certification as of April 1, 2025.

Countries of Origin
Angola	Guyana	Peru
Argentina	Hong Kong	Philippines
Armenia	Hungary	Poland
Australia	India	Portugal
Austria	Indonesia	Russian Federation*
Belarus	Ireland	Rwanda
Belgium	Israel	Saudi Arabia
Bermuda	Italy	Sierra Leone
Bolivia	Ivory Coast	Singapore
Brazil	Japan	Slovakia
Burundi	Jersey	South Africa
Cambodia	Kazakhstan	South Korea
Canada	Kenya	South Sudan
Central African Republic	Kyrgyzstan	Spain
Chile	Laos	Suriname
China	Luxembourg	Sweden
Colombia	Madagascar	Switzerland
Congo (Brazzaville)	Malaysia	Taiwan
Czech Republic	Mali	Tajikistan
Djibouti	Mexico	Tanzania
DRC – Congo (Kinshasa)	Mongolia	Thailand
Ecuador	Morocco	Turkey
Egypt	Mozambique	Uganda
Estonia	Myanmar	United Arab Emirates
Ethiopia	Namibia	United Kingdom
Finland	Netherlands	United States of America
France	New Zealand	Uzbekistan
Germany	Niger	Vietnam
Ghana	Nigeria	Zambia
Guinea	Papua New Guinea	Zimbabwe

*

The Company does not source directly from Russia. Our third-party conflict minerals service provider provided the Company with a list of potential countries of origin, which includes all potential countries of origin compiled from responses provided by the Subject Suppliers. The information regarding these Russian-origin metals came from the Subject Suppliers, which in turn obtained the information through their own suppliers in these highly-attenuated, multi-tiered global supply chains. The Company remains committed to compliance with U.S. and other applicable trade law and sanctions programs, including those targeting Russian parties.